Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights'" for the Investors Florida Municipal Cash Fund, Investors Michigan Municipal Cash Fund, Investors New Jersey Municipal Cash Fund, Investors Pennsylvania Municipal Cash Fund and Tax-Exempt New York Money Market Fund (collectively, the "Funds"), each a series of Investors Municipal Cash Fund, in the Investors Municipal Cash Fund Prospectus and "Independent Auditors and Reports to Shareholders" and "Financial Statements" in the Investors Municipal Cash Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 20 to the Registration Statement (Form N-1A, No. 33-34819) of our report dated May 20, 2003 with respect to the financial statements and financial highlights of the Funds included in the Investors Municipal Cash Fund Annual Report dated March 31, 2003.



/s/Ernst & Young LLP

Boston, Massachusetts
July 25, 2003